EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use in this Registration Statement on Form S-8 of our report dated February 1, 2005 relating to the financial statements of Incode Corporation and subsidiaries, and our report dated February 21, 2004 relating to the financial statements of KissyKat Corporation.

                                /s/Rosenberg Rich Baker Berman & Co.
                                -------------------------------------
                                Rosenberg Rich Baker Berman & Co.
                                Certified Public Accountants

Bridgewater, New Jersey
March 11, 2005